Exhibit 99.1

                         United States Court of Appeals
                             FOR THE EIGHTH CIRCUIT

                                  ____________

                                   No.00-3719
                                  _____________

Medtox Scientific, Inc., formerly
known as Editek, Inc.,

                  Plaintiff/Appellee,

         v.                                   Appeal from the United States
                                              District Court for the
Morgan Capital, L.L.C.,                       District of Minnesota

                  Defendant/Appellant,

Alex Bistricer, David Bistricer,

                  Defendants.


                                ________________


                            Submitted: June 11, 2001

                              Filed: August 3, 2001
                               __________________



Before WOLLMAN, Chief Judge, HAMILTON,1 and MURPHY, Circuit Judges.


                                _________________

WOLLMAN, Chief Judge.

______________________
1The Honorable Clyde H. Hamilton, United States Circuit Judge for the Fourth
  Circuit, sitting by designation.

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     Morgan Capital, L.L.C. appeals from a district court2 order requiring it to disgorge the profits of short-swing stock sales. We affirm.

                                       I.

     The facts of this case are undisputed. On February 1, 1996, Medtox Scientific, Inc.3 issued shares of preferred stock. The preferred stock was convertible to Medtox' s common stock, at the option of the holder, at a price equal to the average closing price of the common stock for the five trading days preceding the notice of conversion. The conversion right became exercisable on March 30, 1996. Morgan Capital purchased preferred stock in the offering. In a hypothetical conversion on the date of purchase, Morgan Capital would have received less than 10% of Medtox' s common stock. David and Alex Bistricer, officers and controlling principals of Morgan Capital's operations, served on Medtox' s Board from July 1996 to June 1997.

     On March 28, 1996, the price of Medtox common stock dropped to a point where, had Morgan Capital converted its preferred shares to common stock, it would have received more than 10% of the total common stock. As the value of Medtox' s common stock declined, the Bistricers made weekly phone calls to Medtox' s management to discuss the company's affairs. Had Morgan Capital exercised its conversion right on any day between April 9 and May 1, it would have acquired more than 10% of Medtox' s common stock. On May 1, 1996, Morgan Capital converted all of its preferred stock and received more than 10% of the shares of Medtox ' s common stock. In May and June of 1996, Morgan Capital sold some of its shares of common stock, realizing a profit of $576,785.80.

_____________________
2The Honorable Ann D. Montgomery,  United States District
Judge for the District of Minnesota.

3In the course of this litigation, the plaintiff -appellee has changed its name from Editek to Medtox; we will identify the corporation as Medtox.


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     Section 16(b ) of the Securities Exchange Act of 1934 requires disgorgement of profits from short-swing stock transactions (a matching purchase and sale of stock within six months) by insiders.

     For the purpose of preventing the unfair use of information which may have been obtained by [a] beneficial owner, director, or officer by reason of his relationship to the issuer, any profit realized by him from any purchase and sale, or any sale and purchase, of any equity security of such issuer (other than an exempted security) within any period of less than six months. ..shall inure to and be recoverable by the issuer, irrespective of any intention on the part of such beneficial owner, director, or officer.
     ...

15 U.S.C.  78p(b).

     Section 16( a) of the Act defines a "beneficial owner" as "[ e ]very person who is directly or indirectly the beneficial owner of more than 10 per centum of
any class of any  equity  security  ..." 15  U.S.C.    78p(a).  The  applicable
regulations  refer  to   13 (  d)  of  the  Securities  Exchange  Act  and  its
regulations for the definition of "beneficial owner" in 16(a). 17 C.F.R. 240.16a-1(a)(1).4 Under the 13(d) regulations, "a person shall be deemed to be the beneficial owner of a security ...if that person has the right to acquire beneficial ownership of such security ...within sixty days. .. through the conversion of a security." 17 C.F.R. 240.13d-3(d)(1)(i)(B). Thus, the owner of a conversion right is deemed the beneficial owner of the security it has a right to acquire through conversion. The term "beneficial owner" in 16(b) refers to the class of beneficial owners who own more than 10% of a class of one company's stock

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4Morgan  Capital has also directed our attention to
provisions containing yet another definition of beneficial ownership in relation to derivative securities. Because, as Morgan Capital acknowledges, none of the securities involved in this transaction were derivatives, these provisions are inapposite.

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and have access to, and an opportunity  to exploit,  corporate  information  not generally available to the public. See Foremost-McKesson. Inc. v. Provident Secs. Co., 423 U.S. 232,253 (1976).

     In Medtox' s initial action for disgorgement, the district court held that Morgan Capital was not a beneficial owner of Medtox common stock until it converted its preferred stock to common stock. Because a purchase of stock that puts a holder over the 10% threshold does not count as a purchase for purposes of determining whether a short swing profit must be disgorged, see id. at 254, and Morgan Capital had not owned more than 10% of the preferred stock, the court dismissed the action for failure to state a claim. Editek. Inc. v. Morgan Capital. L.L.C., 974 F. Supp. 1229 (D. Minn. 1997) (Editek I). We reversed and held that, under the "within sixty-days rule," Morgan Capital was by virtue of its option to convert a beneficial owner of Medtox Common stock once it had acquired the preferred stock. Editek. Inc. v. Morgan Capital. L.L.C., 150 F.3d 830,833 (8th Cir.1998) (Editek II). We expressly did not decide whether Morgan Capital had met the 10% threshold prior to its stock conversion, instead remanding the case to the district court for a determination of this question.

     On remand, the district court held that Morgan Capital was a beneficial owner of more than 10% of Medtox' s common stock when the stock price dropped to the point that a conversion of stock would have given Morgan Capital more than 10% of the common stock, that its conversion was a purchase for purposes of determining whether a short-swing transaction had taken place, and that the profits from Morgan Capital's sale of Medtox stock within six months of that purchase were subject to disgorgement under 16(b). Medtox Scientific. Inc. v. Morgan Capital. L.L.C., 50 F .2d 896, 907 (D. Minn. 1999). The court also considered for the first time on remand Morgan Capital's challenge to venue and concluded that venue was proper in the district of Minnesota because some of the events leading up to the transactions, although not the transactions themselves, took place in Minnesota. Id. at 906. The

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court  entered  judgment  in favor of Medtox in the  amount of  $675,000,  which included prejudgment interest and the profits subject to disgorgement.5 Id.

                                       II.

     Morgan Capital raises three arguments on appeal. First, it contends that the district court erred in holding that Morgan Capital was an owner of more than 10% of the common stock, and hence an insider for purposes of l6(b ), before it converted its preferred stock to common stock.6 Second, it argues that the court erred in holding that its conversion of the stock was a purchase for purposes of that section. Third, it asserts that venue was improper in the District of Minnesota.

                                A. Insider Status

     Section 16(b ) does not apply in the instant case unless Morgan Capital was an insider at the time of the transactions. Morgan Capital was not an officer or director of Medtox at that time, and it was therefore not an insider unless it was a "beneficial owner" within the meaning of that term as used in 16(b).
Section 16(a) defines "beneficial owner" as used in 16(b) as a "beneficial owner of more than 10 per centum of any class of any equity security." The Securities Exchange Commission (SEC) regulations define "beneficial owner" as used in 16(a) as including those with a right to acquire the stock within sixty days. 17 C.F.R. 240. 16a-1(a)(1). Therefore, in order to be an insider subject to disgorgement, at the time of the purchase and sale

___________________

5That amount reflects an amended calculation of the total profits of the common stock sales as agreed by the parties in a consent decree.

6Because the bulk of the confusion in this case comes from the multiple meanings of "beneficial owner" within the Securities Exchange Act and particularly within
 16, see Editek II, 150 F.3d at 834, for the purposes of this opinion, we use the term "insider" to denote someone whose actions are subject to 16(b ).

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of the common  stock  Morgan  Capital  must have been a  "beneficial  owner" (as defined by the regulations) of more than 10% of the common stock. See Editek II, 150 F.3d at 832-33. In Editek II, we determined that Morgan Capital was a
16(a) beneficial owner at the time of the conversion.  Id.Thus,   16(b) applies
to the conversion and sale if Morgan Capital's beneficial ownership of the common stock established in Editek II exceeded 10% of the common stock.

     Morgan Capital argues that 16(b) does not require it to disgorge its profits because a short-swing sale and purchase requires three separate transactions ( an initial transaction giving rise to the insider status, followed by a matchable purchase and sale), and there were only two transactions in this case (purchase and sale ). It argues that it was not an insider until the preferred stock was converted into common stock because the conversion price was floating, rather than fixed, and that therefore it was not the beneficial owner of any particular quantity of common stock until it exercised its conversion option. By this reasoning, because the purchase of stock which creates insider status cannot be considered in locating a matching purchase and sale under 16(b ), see Editek II, 150 F .3d at 831, Morgan Capital is not required to disgorge the profits from its sale of the common stock. We disagree.

     We conclude that Morgan Capital was an insider on any day when it had the right, applying the conversion formula, to convert its preferred stock into more than 10% of Medtox' s common stock. At any point in time, the conversion value of the preferred stock was readily ascertainable because it depended only on past events (i.e., the market price of the common stock for the preceding five days). It is undisputed  that,  unless Morgan Capital became an insider prior to
exercising its conversion  rights,   16(b) does not apply and  disgorgement  of
profits is not required. See Editek II, 150 F .3d at 831 ("the acquisition that takes a buyer above ten percent ownership does not count as a 'purchase' matchable against a later sale for 16 purposes"). Morgan Capital's purchase of preferred stock in February of 1996 did not make it an insider because Morgan Capital did not have a right to acquire more than ten percent of the

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


common stock. Instead, Morgan Capital gained the ability to acquire more than 10% of the common stock passively through the operation of the market rather than by an affirmative act of its own. Under our holding in Editek II, Morgan Capital was a "beneficial owner" of Medtox common stock within the meaning of 13( d) "on every day within sixty days on which [it] had the right to acquire Editek common stock through conversion," including May 1, 1996. See Editek II, 150 F.3d at 833. The determinative question, then, is whether Morgan Capital became a beneficial owner of more than 10% of the common stock prior to the conversion.

     The district court answered this question in the affirmative, reasoning that the relevant indicator of insider status was the amount of common stock Morgan Capital had a right to acquire at the time of the conversion, rather than whether Morgan Capital had taken affirmative steps to gain insider status.

          After March 30, 1996, if Morgan Capital could have converted its Preferred Stock into more than ten percent of the outstanding shares of (Medtox ' s] Common Stock on any given day, then the presumption arises under Section 16(b) that Morgan Capital's holdings afforded it the potential for access to corporate information not available to a smaller shareholder on that day. ...At the same time, however,  due to the floating conversion rate of the Preferred Stock, Morgan Capital's standing as a "ten percent beneficial owner" was potentially subject to change daily. Thus, to establish liability under Section 16(b ), Plaintiff will. .. have to show. ..that Morgan Capital could have obtained more than ten percent of the Common Stock on the day before it actually made the illicit purchase--April 30, 1996. Otherwise, Morgan Capital presumably would not have had access to inside information when it actually purchased the Common Stock and, therefore, would not be subject to the strictures of Section 16(b).7


Medtox, 50 F. Supp. 2d at 903.

We agree with the district court's analysis. We held in Editek II that beneficial ownership does not depend on an affirmative act of acquisition or a distinct transaction. Editek II, 150 F.3d at 833. A short-swing transaction requires a pre-existing status (insider) and two transactions (purchase and sale). Once the fact of beneficial ownership is established, the matter of determining what portion of the common stock is beneficially owned is a matter of applying the mathematical formula set out by the preferred stock.8 Morgan Capital was an insider on every day when it had the right to acquire more than ten percent of the common stock, and even if it had that status thrust upon it by operation of the market, it is still subject to the strictures of 16(b ).

     Morgan Capital acknowledges that as of April 30, 1996, exercise of its conversion right entitled it to more than 10% of Medtox's common stock. Moreover, Morgan Capital's conduct during the months leading up to the conversion and sale comports with the sort of exploitation of inside information that the statute guards against. The Bistricers were in regular contact with Medtox officers, had close connections to the company, and were privy to insider information. Thus, the district

___________________

7Because the conversion formula calculates the conversion rate based on the five days prior to the conversion demand, Morgan Capital could calculate at the close of the market on April 30 how much common stock it would receive in a May 1 conversion.

8We note, as did the district court, that a case in which the calculation of or right to acquire the security depends on contingent or future events at the time of conversion would present a different question. See. e. g. , Levner v. Prince Alwaleed, 61 F .3d 8 (2d Cir. 1995); Transcon v. A.G. Becker. Inc., 470 F. Supp. 356 (S.D.N.Y. 1979).

court correctly determined that Morgan Capital was an insider when it converted its preferred stock to common stock.

                      B. Conversion of Stock as a Purchase

     Morgan Capital next argues that if it was the beneficial owner of the Medtox common stock prior to conversion, then its conversion of preferred stock is not a purchase for l6(b ) purposes but merely a change in the form of beneficial ownership. Under Rule 16a-13 of the applicable regulations, a transaction that effects only a "change in the form of beneficial ownership" is exempt from 16(b ) liability .17 C.F.R. 240.16a-13. In Editek II, however, we held that for purposes other than determining insider status, Morgan Capital was not a beneficial owner of the common stock until it exercised its conversion rights.


          In other words, Morgan Capital, as holder of floating-price convertible Preferred Stock, did not own derivative securities, did not have an indirect pecuniary interest in the underlying common stock, and accordingly (assuming Morgan Capital had no other form of pecuniary interest) was not a beneficial owner of the common stock until the conversion--for purposes other than ten percent beneficial ownership. It may seem odd that Morgan Capital both was and was not a beneficial owner of [Medtox ] common before the conversion but the SEC has long recognized the two different definitions of beneficial owner can result in different determinations of beneficial ownership.

150 F.3d at 834.

The SEC has made clear that conversion is a purchase for the purposes of determining whether a 16(b) purchase and sale transaction has occurred.

          [A] right to purchase an equity security is deemed acquired as of the date the exercise or conversion price becomes fixed, and the acquisition, absent an exemption, will be matchable for 16(b) purposes with a disposition within six months of the fixing of the price. For example, the acquisition of an option having an exercise price equal to 90% of the market price as of the date of exercise would be deemed to be a purchase of the underlying stock as of the date of exercise.

Ownership Reports and Trading By Officers, Directors and Principal Security Holders, S.E.C. Release Nos. 34-28869,35-2524, IC-12,99l, 1991 WL 292000 at *18
(1991).  Thus,  the  conversion  was  a  purchase  for  purposes  of   16(b  ).
Consequently, the district court was correct in determining that Morgan Capital was an insider that profited from a purchase and sale of Medtox' s common stock within a six -month period and that under 16(b ), that profit must be disgorged.

                                     C.Venue

     Finally, Morgan Capital contends that venue was not proper in the District of Minnesota. Under 27 of the Securities Exchange Act, venue for a 16(b) action is proper only in the district where (1) the defendant is found or is an inhabitant or transacts business, or (2) any act or transaction constituting the violation occurred. 15 U.S.C. 78aa. The Bistricers repeatedly placed phone calls to the Minnesota offices of Medtox in order to obtain information about the company's finances on Morgan Capital's behalf, served on the Medtox' s Board for approximately one year while Medtox was based in Minnesota, and personally toured the company's facilities there. We agree with the district court's conclusion that because Morgan Capital transacts business in Minnesota, venue was proper there.

         The judgment is affirmed.

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A true copy.

                  Attest:


                           CLERK, U.S. COURT OF APPEALS, EIGHTH CIRCUIT.













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